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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                               CONTACT:

CompX International Inc.                             Joseph S. Compofelice
16825 Northchase Drive                               Chairman, President & CEO
Houston, Texas 77060                                 Tel.  281-423-3303


                  COMPX DECLARES REGULAR QUARTERLY DIVIDEND AND
                        HOLDS ANNUAL STOCKHOLDERS MEETING

     HOUSTON,  TEXAS . . . May 11, 2000 . . . CompX  International  Inc.  (NYSE:
CIX) announced today that its board of directors, at its May annual meeting, declared CompX's regular quarterly dividend of twelve and one-half cents ($0.125) per share on its class A and class B common stock, payable on June 30, 2000 to stockholders of record at the close of business on June 22, 2000.

     CompX also announced that its stockholders elected seven directors for terms of one year at the annual stockholders meeting held today. CompX's directors are: Joseph S. Compofelice, Paul M. Bass, Jr., David A. Bowers, Edward
J. Hardin, Ann Manix, Glenn R. Simmons and Steven L. Watson.

     CompX is a leading manufacturer of ergonomic computer support systems, precision ball bearing slides and security products.

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